UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2015 (October 26, 2015)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	EVERSOURCE ENERGY (a Massachusetts voluntary association) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (413) 785-5871	04-2147929
0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY (a Connecticut corporation) 107 Selden Street Berlin, Connecticut 06037-1616 Telephone number: (860) 665-5000	06-0303850
1-2301	NSTAR ELECTRIC COMPANY (a Massachusetts corporation) 800 Boylston Street Boston, Massachusetts 02199 Telephone number: (617) 424-2000	04-1278810
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone number: (603) 669-4000	02-0181050
0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY (a Massachusetts corporation) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (413) 785-5871	04-1961130

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

-

Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

Amended and Restated Credit Facilities

On October 26, 2015, Eversource Energy (“Eversource”) and its subsidiaries, The Connecticut Light and Power Company (“CL&P”), NSTAR Gas Company (“NSTAR Gas”), Public Service Company of New Hampshire (“PSNH”), Western Massachusetts Electric Company (“WMECO”) and Yankee Gas Services Company (“Yankee Gas”) amended and restated their existing $1.45 billion senior, unsecured revolving credit facility with Bank of America, N.A., as Administrative Agent and Swing Line Lender and other lenders (the “Eversource Facility”), and extended the expiration date to September 4, 2020.   The Eversource Facility allows each company to borrow the amounts set forth below, subject to the overall cap of $1.45 billion, which remains unchanged: Eversource: $1.45 billion; CL&P: $600 million; each of PSNH and WMECO: $300 million; and each of NSTAR Gas and Yankee Gas: $200 million.

Also on October 26, 2015, NSTAR Electric Company (“NSTAR Electric”), another subsidiary of Eversource, amended and restated its existing $450 million senior, unsecured revolving credit facility with Barclays Bank PLC, as Administrative Agent and Swing Line Lender and other lenders (the “NSTAR Electric Facility” and, together with the Eversource Facility, the “Facilities”), and extended the expiration date to September 4, 2020. The principal amount of the NSTAR Electric Facility also remains unchanged.

The Facilities will continue to be used for working capital, capital expenditures and repayment of debt, and to backstop the Eversource and NSTAR Electric commercial paper programs.

Interest on loans under the Facilities is payable at rates that are based on the London Interbank Offered Rate (“LIBOR”) plus an applicable margin that can range from 80 basis points to 147.5 basis points depending on the borrower’s credit rating, as defined in each Facility agreement.  Each borrower under the Facilities also pays quarterly facility fees, regardless of borrowing activity under the Facility. The quarterly fees for the Facility can range from 7.5 basis points of the Facility amount to 27.5 basis points, depending on the borrower’s credit rating.   Each Facility contains covenants that, among other things, restrict the ability of the borrowers to engage in certain mergers, consolidations and asset sales; certain transactions with affiliates and sale-leaseback transactions; or to incur liens, as set forth in each Facility agreement. Each Facility also contains a financial covenant that requires each borrower to maintain a Consolidated Indebtedness to Capitalization Ratio (as defined in each Facility agreement) not to exceed 0.65:1.00 at the end of any fiscal quarter. Upon the occurrence of certain financial or economic events, significant corporate events or certain events of default, all loans outstanding under such Facility (including accrued interest and fees payable thereunder) may be declared immediately due and payable and all commitments under the Facility may be terminated.

The foregoing description of the Eversource Facility and the NSTAR Electric Facility and related matters is qualified in its entirety by reference to the text of each Facility, copies of which will be filed by Eversource, CL&P, NSTAR Electric, PSNH and WMECO as exhibits to the Combined Annual Report on Form 10-K for the year ending December 31, 2015.

Section 2

-

Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY THE CONNECTICUT LIGHT AND POWER COMPANY NSTAR ELECTRIC COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
October 29, 2015	By: /s/ PHILIP J. LEMBO Philip J. Lembo Vice President and Treasurer